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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Amphenol Corporation on Form S-3 of our reports dated January 14, 2003, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142) appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
June 16, 2003

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INDEPENDENT AUDITORS' CONSENT